Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholder

NexPoint Hospitality Trust, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLG

Dallas, Texas

February 25, 2015